UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 16, 2005


                              BODISEN BIOTECH, INC.
               (Exact name of Company as specified in its charter)


        Delaware                     333-9101                  98-0381367
(State or Other Jurisdiction)  (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                       Identification)


                           North Part of Xinquia Road,
         Yang Ling Agricultural High-Tech Industries Demonstration Zone,
                  Yang Ling, People's Republic of China,  712100
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: 86-29-87074957


                                       N/A

          (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective March 16, 2005, the Company completed a private placement offering. Pursuant to a securities purchase agreement with an accredited investor, the Company received the sum of $3 million and issued a one year 9% debenture convertible into shares of common stock by dividing the aggregate principal and accrued interest by a conversion price of $4.80; and three year warrants to purchase 187,500 shares of common stock at $4.80 per share, pursuant to Regulation D of the Securities Act of 1933, as amended. In connection with the offering, the Company entered into a registration rights agreement with the investor and agreed to file a registration statement with the Securities and Exchange Commission ("Commission") for the resale of the common stock issuable upon conversion of the debenture and the exercise of the warrant within forty five (45) days of the closing date. Pursuant to the terms of the registration rights agreement, the Company is required to have the registration statement declared effective by the Commission within ninety (90) days after the closing, or in the event of a review of the registration statement by the Commission, within one hundred and fifty (150) days from the date of the closing. In the event that the Company fails to timely file or obtain an effective registration statement within the respective 45, 90 or 150 day times periods, it will be assessed a penalty at a rate per week equal to twenty-five basis points of the total purchase price of the convertible debenture and warrant payable monthly in cash.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 above.

The parties intended the above private placement to be exempt from registration and prospectus delivery requirements under the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and Regulation D promulgated thereunder. The investor has represented that it is an accredited investor and that the investor's intention was to acquire the securities for investment only and not with a view to distribution thereof. An appropriate legend was affixed to the warrant and convertible debenture issued in the above private placement and will be placed on any common stock certificates issued upon conversion of the above debenture or exercise of the warrant. The investor represented that it was knowledgeable, sophisticated and experienced in making investment decisions of this kind and received adequate information about the Company or had adequate access, through the investor's business relationship with the Company to information about the Company.


Item 9.01 Financial Statements and Exhibits


   (c) Exhibits furnished with this report:


        99.1   Press release dated March 16, 2005.


                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 16, 2005

                                     BODISEN BIOTECH, INC.

                                     By: /s/ QIONG WANG
                                        ---------------
                                        Qiong Wang
                                        Chief Executive Officer